        Exhibit 21

National Penn Bancshares, Inc.                                                                                                                As of February 29, 2008

National Penn Bancshares, Inc.
NPB Capital Trust II
NPB Capital Trust III
NPB Capital Trust IV
NPB Capital Trust V
NPB Capital Trust VI – Issued January 19, 2006
National Penn Life Insurance Company
National Penn Investment Company
National Penn Bank
Caruso Benefits Group, Inc.
Higgins Insurance Associates
KLV Inc.
KLVI, Inc.
KNBT Settlement Services, LLC
Link Financial Services, Inc.
Link Abstract, L.P. – 8-% owned by Link Financial Services, Inc. (limited partner)
National Penn Capital Advisors
National Penn Insurance Agency, Inc.
National Penn Investors Trust Company
National Penn Leasing Company
National Penn Management Services, LLC
National Penn Realty, Inc.
NPB Delaware, Inc.
Vantage Investment Advisors, LLC
Christiana Bank & Trust Company
Christiana Corporate Services, Inc.
Monarch Management Services, LLC
Christiana Trust Company, LLC
KNBT Inv. I
KNBT Inv. II
Nittany Asset Management, Inc.